EXHIBIT 99.1

   Statement Under Oath of Principal Financial Officer Regarding Facts and
                Circumstances Relating to Exchange Act Filings

I, Michael D. Mangan, state and attest that:

         (1) To the best of my knowledge, based upon a review of the covered reports of The Black & Decker Corporation, and, except as corrected or supplemented in a subsequent covered report:

               o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

               o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

         (2) I have reviewed the contents of this statement with the Company's audit committee.

         (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

                    o the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of The Black & Decker Corporation;

                    o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of The Black & Decker Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

                    o  any amendments to any of the foregoing.


/s/ MICHAEL D. MANGAN
----------------------
Michael D. Mangan
August 12, 2002

                                 Subscribed and sworn to before me
                                 this 12th day of August, 2002.


                                 /s/ LOWELL R. BOWEN
                                 --------------------
                                 Notary Public

                                 My Commission Expires:  12/01/03

                                 [Notary Seal]
                                 Lowell R. Bowen
                                 Notary Public
                                 Baltimore County, Maryland